UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2025
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda         HM 19
(Address of Principal Executive Office)         (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.

Effective December 22, 2025, Citibank Europe Plc (“CEP”), Renaissance Reinsurance Ltd. (“RRL”), DaVinci Reinsurance Ltd. (“DaVinci”), RenaissanceRe Specialty U.S. Ltd. (“RSUSL”), and Renaissance Reinsurance of Europe Designated Activity Company (“ROE”) (each of RRL, DaVinci, RSUSL and ROE a “Company” and, collectively, the “Companies”) entered into a deed of amendment (the “Amendment”) to the existing secured letter of credit facility (the “Facility”) provided pursuant to the facility letter, by and among CEP and the Companies, dated December 19, 2022 (the "Original Facility Letter"), as amended November 1, 2023 and December 23, 2024. The Amendment extends the Availability End Date of the Facility to December 31, 2026 and the Expiry Date of the Facility to December 31, 2027 (as so amended, the “Facility Letter”). All other terms and conditions of the Facility remain unchanged.

The Facility provides for a commitment from CEP to issue letters of credit for the account of one or more of the Companies in an aggregate amount of up to $320 million, with a right, subject to satisfying certain conditions, to increase the size of the Facility to $350 million.

CEP and its affiliates have performed commercial banking, investment banking and advisory services for the Companies and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. CEP and its affiliates may from time to time engage in transactions with and perform services for the Companies and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The description of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Original Facility Letter and other amendments comprising the Facility Letter, copies of which were previously filed with Securities and Exchange Commission.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #    Description
10.1    Deed of Amendment to Facility Letter, dated December 22, 2025, by and among Citibank Europe Plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., Renaissance Reinsurance of Europe Designated Activity Company and RenaissanceRe Specialty U.S. Ltd.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/S/ Shannon Lowry Bender
December 22, 2025		Shannon Lowry Bender
Executive Vice President, Group General Counsel and Corporate Secretary